Exhibit 10.33

No：37132700-2008 BAO-0002#
Guarantee Agreement

AGRICULTURAL DEVELOPMENT BANK OF CHINA

Guarantor (Full Name):                                     Shandong Longkong Travel Development Co., Ltd

Business license No.:                                       3713232800508

Legal Representation (Principal):                   ZHANG SHANJIU

Address:                                                           west to Yongfu village, Yaodianzi Town, Yishui County

Zip:                                                                    276400

Basis Deposit Account and AccountBank:    Yishui Rural Credit Cooperative

Tel:                                                                    0539-2553788

Fax:                                                                   0539-2553952

Creditor (Full Name):                                      Agricultural Development Bank of China Junan Branch

Legal Representation (Principal):                   SUN ANYUAN

Address:                                                           Shiquan Rd. Junan County

Zip:                                                                    276600

Tel:                                                                    0539-7210607

To ensure the debtor's obligations under the contract fixed capital loan contract No.: 37132700-2008(JUNAN)-0001# (hereinafter referred as "Main Contract") signed between Junan Tianma Island Tourism developing Co., Ltd (hereinafter referred as "Debtor") and Creditor on the date of 14-2-2008 be carried out completely, to ensure the creditor's right realized, the guarantor hereby agrees to Provide the Guarantee to the Creator. To confirm each party's rights and obligations, both parties hereby reach a contract through consultation pursuant to Contract Law, Guarantee Law of PRC.

Article 1: Guaranteed main Creditor's right Type, Amount

The main creditor's right guaranteed under this contract means all the debts claims which the Creditor obtains from processing the loans under the main contract between debtor and creditor, which loan type is RENMINBI Loan, in the amount of Forty million Yuan.

Article 2: The Period of Performing Debt Obligations of Debtor

The period of performing debt obligations of Debtor shall be 72 months, starting from the date of 14-3-2008 to 13-3-2014. If the actual performing period under the main contract is different from above performing period, the one stipulated in the main contract shall be regarded as the standard.

Article 3: Guarantee Type

The Guarantee type under this contract shall be the joint responsibility guarantee.

Article 4: Guarantee Scope

4.1 The guarantee scope under this contract contains of such following items under the main contract: the loan principal and interest, penalty interest, compound interest, breach compensation, damage compensation, the cost to realizing the creditor's right and other payable expenses, including but not limited to litigation cost, arbitration fees, property preservation, assessment expenses, auction charge, execution cost, transferring expense, agent fees, etc.

4.2 Whether there is a security for things with the guaranteed debt claim, the guarantor shall shoulder the joint guarantee responsibility under the article 1 describing the main debt claim type and amount.

Article 5: Guarantee Period

5.1 The guarantee period under this contract is 2 years starting from the expiration of the debt term stipulated on the main contract.

5.2 The events which described by laws, regulations and rules or under the main contract rising out, and the creditor withdraw the debt in advance, the guarantee period shall be 2 years starting from the date when the creditor informs the debtor or the guarantor of the debt expiration.

5.3 The guarantee period of the bank accepted bill acceptance shall be 2 years starting from the next day of the date paid for the creditor;

5.4 The guarantee period of the bank accepted bill discounting shall be 2 years starting from the expiration date of the discounted bills.

Article 6: Representations and Warranties of Guarantor

6.1 The guarantor has the guarantee right as principal stipulated by laws, regulations and rules, has the right to provide a guarantee to a third party.

6.2 The Guarantor has enough abilities to shoulder the guarantee responsibility, no deductions and exemptions of guarantee obligations shall be caused by any instructions, changes on financial situation, any agreement signed with other party.

6.3 The guarantor has acknowledged and agree to the clauses of the main contract, and provide the guarantee for the debtor with its free will, all the representations under this contract are true.

6.4 If the main contract is a Bank Acceptance Agreement, the Guarantor shall commit that any bill or non-bill dispute incurs to the debtor with bill holder, endorser, or other parties, which shall not cause any influence on the Guarantor's joint responsibility guarantee under this contract.

6.5 The Guarantor shall voluntarily accept the investigation from Creditor on its finance and property; as required by Creditor, the guarantor shall provide the real, legal, complete, valid financial accounting statements and other documents and information.

6.6 The debtor fails to carry out the repaying debt as stipulated by this contract, the Guarantor shall bear the joint guarantee responsibility under this contract. If Guarantor fails to carry out the guarantee obligation on time, the Creditor has the right to withdraw from any account which Guarantor opened with Creditor.

6.7 The Creditor discharges this contract pursuant to the stipulation in the main contract or relevant laws, regulations and rules of PRC, or withdraws back the loan ahead of schedule; in such event, the Creditor has the right to require Guarantor to perform the Guarantee obligation in advance, the Guarantor shall carry out the guarantee obligation in 5 business days prior to the date the Guarantee obligation Performing Notice is delivered.

6.8 The Guarantor incurs such following events, shall inform Creditor in 30 days advance:

6.8.1 changes on business operating system, including but not limited to, contract business, leasing, combination, merger (or acquisition), splitting, stock reform, joint venture, transferring assets.

6.8.2 changes on business scope, registered capital, share structure;

6.8.3 Providing a guarantee for a third party, providing a mortgage, right pledge with its main asset for a third party or itself.

6.9 The guarantor incurs such following events, shall inform the Creditor in 5 days prior to the date the event occurs:

6.9.1 changes on subordinate relationship, amendment on Articles of Association, structure adjustment, etc;

6.9.2 business suspension, applying (being applied) for a bankruptcy, being applied for dismissing, suspended to reform, registration cancelled, business license withdrawn, corporate cancelled;
6.9.3 Financial situation worsening, business operation in a material trouble, involved into a material economic dispute;

6.9.4 Changes on business name, address, legal representative, contact telephone, etc;

6.9.5 In other event, which may cause a adverse on Creditor to realize the creditor's right.

6.10 To amend the main contract between the creditor and the debtor through consultations, except the extension or raising the amount, the consent from Guarantor is not needed; the Guarantor shall still bear the joint guarantee obligation under the guarantee scope.

6.11 Within the valid period of the contract, the Creditor transfers the debt claim under the contract to a third party; the Guarantor shall still bear the joint guarantee obligation under the guarantee scope.

6.12 Within the valid period of the contract, the Guarantor provides any format guarantee to a third party, which shall not cause any adverse on Creditor's equities.

6.13 Within the valid period of the contract, the Guarantor incurs the event described under the Item 6.8.1 or other events, the Guarantor shall take necessary actions to ensure the guarantee obligation under this contract.

Article 7: Breach of Faith

7.1 The contract becomes effective, the Guarantor and the Creditor shall carry out the obligations stipulated under this contract. any party fails to fulfill or partly fulfill the obligations under the contract, shall take the relevant breach responsibility, an provide the compensation to another party to recover the losses.

7.2 Guarantor makes false statements under the Item6.1--6.3, and causes losses to Creditor, shall bear the compensation responsibility.

7.3 It is not Creditor's fault which causes the contract invalid, the guarantor shall provide the compensation to the Creditor under the guarantee scope of this contract.

Article 8: Effectiveness, Amendment and Termination

8.1 This contract shall be effective after it is signed and sealed by both parties.

8.2 The contract becomes effectives, except stipulated by another agreement, any party shall not amend or terminate the contract; if the above amendment or termination is needed, a notice in writing shall be provide to another party, both parties shall reach a written agreement through consultations.

8.3 This contract is separated from the main contract, the invalidity of the main contract which shall cause no invalidity of this contract. if the main contract becomes invalid, the Guarantor shall bear the joint guarantee responsibility as to the debt which debtor paying the principal and the interest of the loan and compensation to Creditor.

Article 9: Dispute Settlement

9.1 Any dispute rising out during the contract performing, shall be resolved through consultations between both parties; failing on consultation, the following Item 9.1.1 shall be selected to carry out:

9.1.1 Submit it to the Court locating where the Creditor located

9.1.2 Submit it to _NULL_ arbitration association (in the place of _NULL_), pursuant to the current arbitration rules.

9.2 During the period of arbitration, the articles non-related to the dispute shall be performed as schedule.

Article 10: Other Provisions

10.1 ____________________NULL_____________________________

10.2 ____________________NULL_____________________________

10.3 ____________________NULL_____________________________

Article 11: Appendix

11.1 Except another stipulation, any notice between both parties shall be provided in writing; any TELEX, telegraph or post mail sent by Creditor to Guarantor, it shall be regarded as delivered as it sent out by post office.

11.2 This contract is made out in 3 duplicates, each for the Creditor, the Guarantor and the Debtor with the same legal effect.

Article 12: Special Note

The Creditor hereby reminds the Guarantor to completely, accurately understand the meaning of each article under the contract and the legal result which would finally causes; also, the Creditor has made the expansion to relevant articles. Both parties has no argument on each article under the contract.

Guarantor (seal):                                                                 Shandong Longkong Travel Development Co., Ltd (sealed)

Legal Representative (Principal) or Authorized Proxy:   /s/ ZHANG SHANJIU

Date:                                                                                   14-3-2008

Creditor (seal):                                                                    Agricultural Development Bank of China Junan Country Branch (sealed)

Legal Representative (Principal) or Authorized Proxy:   /s/ SUN ANYUAN

Date:                                                                                   14-3-2008